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FOURTH AMENDMENT
TO THE
GEORGIA GULF CORPORATION
SAVINGS AND CAPITAL GROWTH PLAN

(As Amended and Restated Effective as of January 1, 1997)

        THIS AMENDMENT to the Georgia Gulf Corporation Savings and Capital Growth Plan, as amended and restated effective as of January 1, 1997 (the "Plan"), is made this 18th day of March, 2002, by Georgia Gulf Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), to be effective when executed.

W I T N E S S E T H:

        WHEREAS, the Company sponsors and maintains the Plan for the exclusive benefit of certain of its employees and their beneficiaries and, pursuant to Section 12.2 thereof, the Company has the right to amend the Plan at any time;

        WHEREAS, the Company amended and restated the Plan in its entirety on June 2, 1999, to be effective as of January 1, 1997, and further amended the Plan on February 10, 2000, April 27, 2000 and October 2, 2001; and

        WHEREAS, the Company wishes to amend the Plan further at this time to convert the existing Company stock fund under the Plan to an employee stock ownership plan (ESOP) component of the Plan.

        NOW, THEREFORE, the Plan is hereby amended as follows:

1.

        The Preamble of the Plan is hereby amended by deleting the last sentence of the first paragraph thereof and inserting in its place the following sentence:

    "The Plan consists of two components, one of which is designed to qualify as a profit sharing plan under Section 401(a) of the Code that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, and the other of which is designed to qualify as a stock bonus plan under Section 401(a) of the Code and as an employee stock ownership plan under Section 4975(e)(7) of the Code."

2.

        Section 1.1 of the Plan is hereby amended by adding the following sentence to the end thereof:

    "To the extent that all or part of an Account is invested in Company Stock, the Account may consist of two components, one of which is attributable to the Profit Sharing Component of the Plan (which includes that portion of the Account that is invested in any Investment Fund other than the ESOP Company Stock Fund), and the other of which is attributable to the ESOP Component of the Plan (which includes that portion of the Account that is invested in the ESOP Company Stock Fund, and which shall be subject to the provisions of Article XV)."

3.

        Article I of the Plan is hereby amended by adding the following new Section 1.16A between Sections 1.16 and 1.17 thereof:

          "1.16A Company Stock shall mean shares of common stock issued by the Company."

4.

        Article I of the Plan is hereby amended by adding the following new Sections 1.39A, 1.39B, 1.39C and 1.39D between Sections 1.39 and 1.40 thereof:

        "1.39A ESOP Company Stock Fund shall mean the Investment Fund under the ESOP Component of the Plan that is described in Section 6.2(c)(i)(E) of the Plan.

          1.39B ESOP Component shall mean the component of the Plan that is designed to qualify as a stock bonus plan under Section 401(a) of the Code and as an employee stock ownership plan under Section 4975(e)(7) of the Code, which is described in Article XV of the Plan.

          1.39C ESOP Dividends shall mean dividends paid on Company Stock under the ESOP Component of the Plan.

          1.39D ESOP Dividend Account shall mean the Account of a Participant that is credited with ESOP Dividends."

5.

        Section 1.47 of the Plan is hereby restated in its entirety to read as follows:

          "1.47 Investment Fund shall mean the Non-ESOP Company Stock Fund, the ESOP Company Stock Fund, the SBT Employer Fund, the SBT Employee Fund, the Loan Fund (all described in Section 6.2(c)(i) of the Plan) and such other funds as are established within the Trust Fund from time to time at the direction of the Plan Sponsor in accordance with Section 6.2(c)(i) for the investment of the assets held under the Trust Fund. The ESOP Company Stock Fund shall constitute the ESOP Component of the Plan. All other Investment Funds under the Plan shall constitute the Profit Sharing Component of the Plan."

6.

        Article I of the Plan is hereby amended by adding the following new Section 1.54A between Sections 1.54 and 1.55 thereof:

          "1.54A Non-ESOP Company Stock Fund shall mean the Investment Fund under the Profit Sharing Component of the Plan that is described in Section 6.2(c)(i)(D) of the Plan."

7.

        Section 1.61 of the Plan is hereby amended by deleting the last sentence thereof and inserting in its place the following three sentences:

    "The Plan consists of a Profit Sharing Component and an ESOP Component. The Profit Sharing Component of the Plan is intended to be a profit sharing plan within the meaning of Section 401(a) of the Code and Section 1.401-1 of the Treasury Regulations, under which contributions shall be made without regard to current or accumulated profits, as permitted by Section 401(a)(27)(A) of the Code. The Profit Sharing Component of the Plan also includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code. The ESOP Component of the Plan is intended to be a stock bonus plan within the meaning of Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code."

8.

        Article I of the Plan is hereby amended by adding the following new Section 1.63A between Sections 1.63 and 1.64 thereof:

          "1.63A Profit Sharing Component shall mean the component of the Plan that (a) is not part of the ESOP Component of the Plan and (b) is designed to qualify as a profit sharing plan under Section 401(a) of the Code that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code."

9.

        Article I of the Plan is hereby amended by adding the following new Section 1.71A between Sections 1.71 and 1.72 thereof:

          "1.71A Record Date shall mean the record date for purposes of dividends paid on Company Stock."

10.

        Sections 1.86 and 1.87 of the Plan are hereby restated in their entirety to read as follows:

          "1.86 Trust shall mean the trust or trusts accompanying the Plan hereby created.

          1.87 Trust Agreement shall mean the agreement or agreements between a Trustee and the Company."

11.

        Article III of the Plan is hereby amended by adding the following new Section 3.14 to the end thereof:

          "3.14 Separate Testing. Notwithstanding any other provision of the Plan to the contrary, to the extent required by the Code and Treasury Regulations, the limitations of Sections 3.7, 3.9 and 3.11 shall be applied separately to each of the Profit Sharing Component of the Plan and the ESOP Component of the Plan."

12.

        Section 5.1 of the Plan is hereby restated in its entirety to read as follows:

          "5.1 Vesting of Nonforfeitable Accounts. All amounts allocated to a Participant's Elective Contributions Account, Discretionary Contributions Account, ESOP Dividends Account, Voluntary Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account and Rollover Contributions Account (a Participant's "Nonforfeitable Accounts") shall at all times be and remain 100% vested and nonforfeitable."

13.

        Section 6.1 of the Plan is hereby amended by adding the following subsection (h) to the end thereof:

          "(h) ESOP Dividends, if any, as defined in Section 1.39C of this Plan."

14.

        Section 6.1 of the Plan, as amended above, is hereby amended further by adding the following paragraph to the end thereof:

          "To the extent that all or part of an Account is invested in Company Stock, the Account may consist of two components, one of which is attributable to the Profit Sharing Component of the Plan (which includes that portion of the Account that is invested in any Investment Fund other than the ESOP Company Stock Fund), and the other of which is attributable to the ESOP Component of the Plan (which includes that portion of the Account that is invested in the ESOP Company Stock Fund, and which shall be subject to the provisions of Article XV)."

15.

        Paragraph (i) of subsection (c) of Section 6.2 of the Plan is hereby amended by deleting subparagraph (D) thereof in its entirety and inserting in its place the following subparagraphs (D) and (E):

          "(D) The Non-ESOP Company Stock Fund, which Investment Fund shall be invested and reinvested by the Trustee primarily in Company Stock.

          (E) The ESOP Company Stock Fund, which Investment Fund shall be invested and reinvested by the Trustee primarily in Company Stock."

16.

        Part (1) of subparagraph (C) of paragraph (ii) of subsection (c) of Section 6.2 of the Plan is hereby amended by adding the following parenthetical immediately after the phrase "Investment Funds" where it appears in the first sentence thereof:

    "(other than the ESOP Company Stock Fund)."

17.

        Part (2) of subparagraph (C) of paragraph (ii) of subsection (c) of Section 6.2 of the Plan is hereby amended by adding the following parenthetical immediately after the phrase "Investment Funds" where it appears in the first sentence thereof and where it appears for the second time in the second sentence thereof:

    "(other than the ESOP Company Stock Fund)."

18.

        Subparagraph (C) of paragraph (ii) of subsection (c) of Section 6.2 of the Plan is hereby amended by adding the following part (4) to the end thereof:

          "(4) Automatic Transfers from Non-ESOP Company Stock Fund to ESOP Company Stock Fund. All amounts that are invested in the Non-ESOP Company Stock Fund pursuant to a Participant election described in parts (1) or (2) of this subparagraph (C) on the last day of a Plan Year shall automatically be transferred to the ESOP Company Stock Fund on the last business day before the first Record Date of the following Plan Year, provided that such amounts remain invested in the Non-ESOP Company Stock Fund on such date."

19.

        Subsection (a) of Section 8.3 of the Plan is hereby amended by adding the following paragraph (v) to the end thereof:

          "(v) In-Kind Distributions of Company Stock. Notwithstanding any other provision of the Plan to the contrary, to the extent that any distribution includes amounts that are invested in the ESOP Company Stock Fund under the ESOP Component of the Plan, a Participant may elect to receive such amounts in the form of shares of Company Stock.

20.

        The Plan is hereby amended by adding the following Article XV to the end thereof:

"ARTICLE XV

ESOP COMPONENT

          15.1    In General:    (a) On and after March 18, 2002, the Plan shall consist of two components, one of which shall be the ESOP Component, and the other of which shall be the Profit Sharing Component. Effective on March 18, 2002, (i) any amounts under the Plan that are invested in Company Stock, other than amounts that are attributable to contributions to the Plan or investment changes within the Plan during the Plan Year beginning on January 1, 2002, shall be invested in the ESOP Company Stock Fund, and any amounts under the Plan that are invested in Company Stock and that are attributable to contributions to the Plan or investment changes within the Plan during the Plan Year beginning on January 1, 2002 shall be invested in the Non-ESOP Company Stock Fund, and (ii) the portion of any Account that is invested in the ESOP Company Stock Fund shall be provided under the ESOP Component of the Plan, and the portion of any Account that is invested in any Investment Fund other than the ESOP Company Stock Fund shall be provided under the Profit Sharing Component of the Plan.

            (b)   The ESOP Component of the Plan is intended to qualify as a stock bonus plan under Section 401(a) of the Code and as an employee stock ownership plan under Section 4975(e)(7) of the Code. The ESOP Component is designed to invest primarily in "qualifying employer securities," as defined in Sections 4975(e)(8) and 409(l) of the Code and Section 407(d)(5) of ERISA. The ESOP Component is described in this Article XV. The provisions of this Article XV shall supercede any contrary provisions of the Plan.

          15.2    Acquisition and Disposition of Employer Securities.    (a)  General. Any purchase of Company Stock by the Trust Fund shall be made at a price that is not in excess of its fair value market value. The Investment Committee shall determine the fair market value of any nonpublicly traded Company Stock based upon the value determined by an independent appraiser that has expertise in rendering such evaluations and that satisfies requirements similar to those set forth in Treasury Regulations promulgated under Section 170(a)(1) of the Code. The Investment Committee may direct the Trustee to buy Company Stock from, or sell Company Stock to, any person, subject to Subsection (b) below.

            (b)    Transactions with Disqualified Persons.    In the case of any transaction involving Company Stock between the Trust Fund and a disqualified person (as defined in Section 4975(e)(2) of the Code) or any transaction involving Company Stock that is subject to Section 406(b) of ERISA, no commission shall be charged with respect to the transaction and the transaction shall be for adequate consideration (as defined in Section 3(18) of ERISA) or, in the case of an evidence of indebtedness of an Employer or an affiliate of an Employer, at a price not less favorable to the Plan than the price determined under Section 407(e)(1) of ERISA.

          15.3    Diversification of Investment.    Participants may diversify the investment of amounts invested in the ESOP Company Stock Fund under the ESOP Component of the Plan by electing pursuant to Section 6.2(c)(ii)(C)(2) to invest such amounts in one of the other Investment Funds maintained under the Plan (other than the Non-ESOP Company Stock Fund). Any such election shall be deemed to be a transfer of such amounts from the ESOP Component of the Plan to the Profit Sharing Component of the Plan.

          15.4    Put Option on Company Stock.

            (a)    When Put Required.    If a Participant receives a distribution of Company Stock and the Company Stock is not readily tradable on an established market, then the Company Stock distributed to the Participant (or his or her Beneficiary) must be subject to a put option, as described in this Section 15.4.

            (b)    Holder of Put.    The put option shall be exercisable by the Participant, or if deceased, by the Participant's Beneficiary, by the donees of either or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the death of the Participant or the Beneficiary.

            (c)    Responsibility for Put.    The holder of the put option shall be entitled to put the Company Stock to the Company. The Investment Committee shall have the authority to have the Plan assume the rights and obligations of the Company at the time the put option is exercised by directing the Trustee to repurchase the Company Stock; provided, however, that under no circumstances may the put option bind the Plan. If it is known that federal or state law will be violated by the Company's honoring the put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (for example, an affiliate of the Company or a shareholder of the Company other than the Plan) that has substantial net worth that is reasonably expected to remain substantial.

            (d)    Duration of Put.    The holder of the put option shall be entitled to exercise the option at any time during two option periods. The first option period shall be the 60-day period commencing on the date of the distribution of the Company Stock, and if the option is not exercised during that period, a second 60-day period shall commence in the following Plan Year. The period during which a put option is exercisable does not include any time when a holder of the put option is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

            (e)    Manner of Exercise.    A put option is exercised by the holder notifying the Company in writing that the option is being exercised.

            (f)    Price.    The exercise price for a put option shall be the value of the Company Stock based upon all relevant factors for determining the fair market value of the Company Stock, and shall be made in good faith. In the case of a transaction between the Plan and a Disqualified Person, value shall be determined as of the date of the transaction. For all other purposes, value shall be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not, in and of itself, be a good faith determination of value in the case of a transaction between the Plan and a Disqualified Person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to a transaction involving a right of first refusal or a put option with respect to Company Stock distributed under this Plan will be deemed to be a good faith determination of value.

            (g)    Payment Terms and Restrictions.    The terms of payment for the sale of Company Stock pursuant to a put option shall be as provided in the put and may be either paid in a lump sum or in installments, as provided by the Investment Committee. An agreement to pay through installments shall be permissible only if the Company Stock subject to the put option is part of a 'total distribution,' as defined in Section 409(h)(5) of the Code, and—

                (i)  the agreement is adequately secured, as determined by the Investment Committee,

               (ii)  a reasonable rate of interest is charged, as determined by the Investment Committee,

              (iii)  annual payments are equal,

              (iv)  installment payments must begin not later than 30 days after the date the put option is exercised, and

               (v)  the term of the payment does not extend beyond five years from the date the put option is exercised.

          15.5    Miscellaneous ESOP Component Provisions.

            (a)    Payment of Dividends.    (i) The Director, in his or her sole discretion, may provide that any dividends paid in cash during a Plan Year on shares of Company Stock held in the ESOP Company Stock Fund shall be (A) paid in cash directly to the Participant, (B) paid to the Plan and subsequently distributed to the Participant in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan or, (C) at the election of the Participant, either (1) paid to the Participant as provided in clause (A) or (B) (as determined by the Director) or (2) paid to the Participant's ESOP Dividend Account to be reinvested in the ESOP Company Stock Fund. Such dividends shall be paid in accordance with procedures established by the Director.

               (ii)  If an election pursuant to paragraph (i)(C) is provided by the Director, each Participant may make the election, in the manner and at the time specified by the Director, with respect to dividends received on shares of Company Stock comprising the portion of the ESOP Company Stock Fund allocated to the Participant's Accounts under the Plan. If an election pursuant to paragraph (i)(C) is provided by the Director and a Participant does not make such an election, such dividends shall be paid to the Participant's ESOP Dividend Account to be reinvested in the ESOP Company Stock Fund.

              (iii)  The Beneficiary of a deceased Participant and a Participant's alternate payee shall have the same rights as a Participant has under this subsection (a).

              (iv)  The provisions of this subsection (a) are intended to implement the provisions of Section 404(k) of the Code, and shall be interpreted and applied accordingly.

            (b)    Independent Appraiser.    Company Stock held in the ESOP Company Stock Fund shall be valued as of each Valuation Date, or at the discretion of the Investment Committee, more frequently. All valuations of Company Stock held in the ESOP Company Stock Fund that is not readily tradable on an established securities market shall be made by an independent appraiser that satisfies requirements similar to those set forth in Treasury Regulations promulgated under Section 170(a)(1) of the Code."

21.

        All other provisions of the Plan not inconsistent herewith are hereby ratified and confirmed.

        IN WITNESS WHEREOF, this Fourth Amendment to the Plan has been executed and the seal of the Company affixed hereto on the day and year first written above.

COMPANY:
GEORGIA GULF CORPORATION
		By:	/s/ JOEL I. BEERMAN
		Title:	Vice President
ATTEST:
By:	/s/ BRADLEY REYNOLDS
Title:	Assistant Secretary

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FOURTH AMENDMENT TO THE GEORGIA GULF CORPORATION SAVINGS AND CAPITAL GROWTH PLAN
(As Amended and Restated Effective as of January 1, 1997)